EXHIBIT 10.29


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     Amendment (hereinafter "Amendment") dated as of April 10, 2000 to a certain Employee Agreement (the "Agreement") dated October 25, 1999, by and between CFM Technologies, Inc., a Pennsylvania Business Corporation having a place of business at 150 Oaklands Blvd., Exton, PA 19341 and Lorin J. Randall, an individual residing at 120 S. Wawaset Road, West Chester, PA 19382.

                                   WITNESSETH:

     WHEREAS, based upon a continuing desire to motivate Randall's continued employment, and in recognition of Randall's continuing contribution to the Company;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained in the Agreement and herein, and intending to be legally bound hereby, it is agreed to delete Section 5 of the Agreement, in its entirety, and replace it with the following:


5.   TERMINATION

          Randall's employment hereunder began on or about January 9, 1995 and shall continue until terminated upon the first to occur of the following events:

               (a) THE DEATH OR DISABILITY OF RANDALL. CFM may, at its option, terminate Randall's employment for "disability" (as hereinafter defined). In the event of termination for death or disability, Randall or his designated beneficiary, shall be entitled to termination benefits pursuant to Paragraph 5(d), which monthly benefits shall be reduced in each month such benefit may be received by any amounts received by Randall from disability insurance during such month from a program provided by CFM. For purposes of this Agreement, the term "disability" means any physical or mental illness, impairment or incapacity which prevents Randall from performing, with or without accommodation, the essential functions of his position hereunder for a period totaling not less than one hundred eighty (180) days during any period of twelve (12) consecutive months.

               (b) TERMINATION BY THE BOARD OF DIRECTORS OF CFM FOR CAUSE. Any of the following actions by Randall shall constitute cause:

               (i) Material breach by Randall of the provisions of the CFM Non-Disclosure and Invention Agreement which he is a party to, provided that Randall has received written notice of such breach from the President or a member of the Board of Directors of CFM, has had an opportunity to respond to the notice in a meeting and has failed to substantially cure such breach or neglect within thirty (30) days of such notice; or




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               (ii) Theft; a material act of dishonesty or fraud; intentional falsification of any employment or Company records; or the commission of any criminal act which impairs Randall's ability to perform appropriate employment duties under this Agreement; or

              (iii) Randall's conviction (including any plea of guilty or nolo contendere) for a crime involving moral turpitude causing material harm to the reputation and standing of the CFM; or

               (iv) Gross negligence or willful misconduct in the performance of
                    Randall's assigned duties; provided however, that merely unsatisfactory performance by Randall of such duties and responsibilities shall not constitute "cause" for purposes of the Agreement; and provided further that Randall has received written notice of such breach or neglect from the President, Chairman or Board of Directors of CFM, has had an opportunity to respond to the notice in a meeting and has failed to substantially cure such breach or neglect within thirty (30) days of such notice.

          (c) TERMINATION BY RANDALL FOR GOOD REASON. Any of the following actions or omissions by CFM shall constitute good reason:

               (i) Material breach by CFM of any provision of this Agreement which is not cured by CFM within fifteen (15) days of written notice thereof from Randall; or

               (ii) Any action by CFM to intentionally harm Randall; or

              (iii) If following, at any time subsequent to the date of this
                    Agreement, a Change of Control Event and within eighteen
                    (18) months following the date of such Event, a change occurs in Randall's status, title, position, compensation, or responsibilities (including reporting responsibilities) which, in Randall's reasonable judgment, represents a material adverse change from his status, title, position, compensation, or responsibility as provided for in this Agreement, Randall may, at his sole option by providing written notice within sixty (60) days following such change, deem such change to be good reason under this Section 5(c).

               (iv) The failure of CFM to obtain an agreement, satisfactory to
                    Randall, from any Successors and Assigns to assume and agree to perform this Agreement.




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     Randall's right to terminate his employment pursuant to this Section 5(c)
shall not be affected by his incapacity due to disability.

     In the event of termination by Randall for good reason, (1) all options to purchase common stock of CFM held by Randall shall vest immediately as of the date of such termination, (2) CFM will pay Randall his target annual bonus for the current fiscal year on a pro rata basis corresponding to the date of termination, (3) Randall shall agree to serve as a consultant to the Company for up to twenty-six (26) days during the six (6) months following termination hereunder at times and locations and with duties as Randall and the Company may mutually agree, and (4) CFM will pay Randall eighteen (18) monthly payments equal to one twelfth of Randall's then current annual base salary plus annual target bonus and the amount of $3,000 for each day of consulting in excess of twenty-six (26) days.

          (d) TERMINATION BY THE BOARD OF DIRECTORS OF CFM WITHOUT CAUSE.

               (i) CFM shall give Randall not less than thirty (30) days notice of the termination of his employment without cause and CFM shall have the option of terminating Randall's duties and responsibilities prior to the expiration of the notice period subject to payment by CFM of Randall's then current base pay for the remainder of the notice period;

               (ii) If such Termination shall occur, CFM will pay Randall twelve
                    (12) monthly payments equal to one twelfth of Randall's then current annual base salary plus annual target bonus;

              (iii) If such Termination shall occur within the eighteen (18)
                    month period following a Change of Control Event, CFM shall
                    (1) pay to Randall his target annual bonus for the current fiscal year on a pro rata basis corresponding to the date of Termination, (2) continue to pay Randall monthly compensation equal to one-twelfth of Randall's then current annual base salary plus annual target bonus for a period of eighteen (18) months following the date of Termination.

               (iv) Following a Change of Control Event which shall occur during the one year period following any Termination of Randall under 5(d)(i), above, CFM shall (1) pay to Randall his target annual bonus for the current fiscal year on a pro rata basis corresponding to the date of Termination, (2) continue to pay Randall monthly compensation equal to one-twelfth of Randall's then current annual base salary plus annual target bonus for a period of eighteen (18) months following the date of Termination, and



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                    (3) grant to Randall fully-vested options to purchase a
                    number of shares of common stock of CFM equal to the number of unvested options held by Randall and cancelled at the time of such Termination (the "Cancelled Options"). The purchase price of each such share shall equal the lowest share purchase price of any of the Cancelled Options or the fair market value of a share of common stock of CFM on the date of the Change of Control Event, whichever shall be lower, and all other terms of such newly granted options shall be substantially similar to the terms of the Cancelled Options.

          (e) TERMINATION BY RANDALL WITHOUT GOOD REASON. In the event Randall wishes to resign, he shall give not less than thirty (30) days prior notice of such resignation and CFM shall have the option of terminating Randall's duties and responsibilities at any time prior to Randall's proposed termination date, subject to payment by CFM of the lesser of Randall's then current base pay for a thirty (30) day period, or such other period as may remain under the notice given by Randall.


     IN WITNESS WHEREOF, the parties hereto. intending to be legally bound hereby, have executed this Amendment as of the day and year first above written.



By: /s/ LORIN J. RANDALL                       April 10, 2000
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By: /s/ ROGER A. CAROLIN                       April 10, 2000
    ----------------------
    CFM TECHNOLOGIES, INC.










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